Protocol of Intent

Abu Dhabi

20 Jan, 2002

This protocol of Intent (“Protocol”) is made by and between:

i).	City Mix L.L.C., a company incorporated under the laws of Abu Dhabi, in the person of General Manager. Andrey Kharlanov (“the Supplier”); and
ii).	Al Diwan Cont. & Road Works Est., a company incorporated under the laws of Abu Dhabi, in
	the person of General Manager	(“the Client”).

WHEREAS:

A.	The Supplier has its ready-mix concrete factory in Mussafah, Abu Dhabi and is prepared to start shortly production and supplies of ready-mix concrete; and
B.	The Client expressed its interest in the potential supplies of ready-mix concrete from the Supplier; and
C.	The Supplier introduced to the Client its ready-mix factory, production technology, machineries and organization of operations;

Now, therefore the parties have agreed as follows.

1.	The Client expressed its satisfaction with the machineries, technology and organization of operations of the Supplier and specifically:
•	vertical aggregate automatic feeding system;
•	water cooling system;
•	concrete recycling unit;
•	sophisticated laboratory.

2.

The parties agreed that the Supplier’s technology and the above technological features give City Mix a number of advantages and allow the company to become one of the leading high quality product supplier in the region.

3.	The Client expressed its readiness to take its supplies of ready-mix concrete from the factory of the Supplier once it is in operation.
4.	This Protocol shall be the statement of intent of the parties and shall not constitute any binding legal obligations on the parties.
5.	This Protocol is made in two original copies, one for each of the parties.